EXHIBIT 99.1

Immediate Release	For Further Information Contact:
Monday, November 8, 2010	Robert E. Phaneuf Vice President – Corporate Development (918) 632-0680

RAM ENERGY RESOURCES REPORTS THIRD QUARTER 2010 RESULTS

▪	RAM Reports 3Q 2010 Net Income of $1.6 million, or $0.02 per share; 9 Months Net Income of $6.7 million, or $0.09 per share
▪	3Q 2010 Free Cash Flow of $7.5 Million, or $0.10 Per Share
▪	3Q 2010 Modified EBITDA of $12.0 Million
▪	3Q 2010 Production of 541,000 BOE; 9 Months Production of 1.7 Million BOE
▪	RAM announces Agreement to Sell North Texas Gas Assets; Proceeds Target Debt Reduction

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced third quarter 2010 earnings and financial highlights.

RAM Reports 3Q 2010 Net Income of $1.6 Million

For the quarter ended September 30, 2010, RAM reported net income of $1.6 million, or $0.02 per share, based on 78.6 million diluted weighted average shares outstanding compared to a loss of $3.1 million, or $0.04 a share, on 74.5 million shares outstanding in the year-ago quarter. For the third quarter 2010, RAM’s adjusted net income to common shareholders (a non-GAAP measure) was $444,000, or $0.01 per share.  The calculation of adjusted net income excludes the after tax impact of unrealized, non-cash, mark-to-market (MTM) gains associated with oil and natural gas derivatives covering future periods and other items. The adjusted net loss for the third quarter 2009 was $2.3 million, or $0.03 per share.

Modified EBITDA and Free Cash Flow

Modified EBITDA (a non-GAAP measure) was $12.0 million for the third quarter, compared with $11.1 million in last year’s quarter.  Similarly, free cash flow (a non-GAAP measure) was $7.5 million, or $0.10 per share, for this year’s third quarter compared to $8.7 million, or $0.12 per share, in last year’s third quarter.

Commodity Prices and Revenues

Third quarter production totaled 541 thousand barrel of oil equivalents (BOE), down marginally from second quarter 2010 production of 549 thousand BOE, principally the result of natural production declines and offline wells resulting from weather related disruptions in the second quarter.  Although offline wells were gradually returned to production, the timing and impact were insufficient to offset natural declines.   Further, RAM experienced a shortage of fracturing and stimulation crews and equipment which continued to delay initiation of production from wells drilled in South Texas and hampered planned efforts to offset the natural decline in production.  Third quarter 2010 production was down 14% compared to the 630 thousand BOE in the third quarter 2009.

The company’s realized price for oil increased 13% to an average of $74.05 per barrel in the third quarter of 2010 compared with last year’s third quarter average realized price of $65.74 per barrel.  Similarly, the company’s realized price for natural gas rose 31% to an average of $4.05 per thousand cubic feet (Mcf) compared to an average of $3.10 per Mcf  in the third quarter of 2009.  In addition, the price of NGLs grew 24%, averaging $35.71 per barrel for this year’s third quarter.  The positive impact from the 19% increase in total average price per BOE in the third quarter of 2010 was sufficient to fully offset the impact of the decline in production, allowing oil and gas revenue for the third quarter to rise to $26.5 million, compared to $25.9 million in the year-ago third quarter.

Derivative activity resulted in a net $569,000 gain in the third quarter 2010 and was comprised of realized losses from contract settlements and premium costs of $1.2 million and offsetting unrealized MTM gains of $1.8 million.  As a result, total revenues for the quarter rose to $27.1 million.  Derivative activity in last year’s third quarter totaled a net loss of $800,000, as the combination of $483,000 of realized gains was more than offset by unrealized losses of $1.3 million.  These net derivative losses effectively reduced total revenues to $25.1 million in last year’s third quarter.

Costs and Expenses

Production expenses were $8.6 million in the third quarter of 2010, 12% below the $9.8 million in the previous year’s quarter due primarily to decreased production volumes in the 2010 period and lower chemical costs.  Production taxes were $1.5 million in this year’s third quarter, up 15% compared to production taxes of $1.3 million in the same quarter last year, primarily due to higher hydrocarbon prices during 2010.  General and administrative expenses were $2.9 million in the current quarter, a 31% decline compared to $4.2 million in last year’s third quarter and a testament to the company’s continuing cost containment efforts.

Proceeds From Asset Sale Target  Debt Reduction

Consistent with RAM’s stated objective to deleverage the company through targeted asset sales, on November 1, 2010 the company announced it had signed an agreement effecting the strategic divestiture of RAM’s North Texas Barnett Shale and Boonsville properties to a private E&P company for $43.75 million in cash.  Proceeds from the transaction, which is anticipated to close in early December 2010, are aimed at reducing its outstanding balances of debt.  Concomitantly, RAM is evaluating alternatives for the refinancing the company’s remaining debt.

As of September 30, 2010, RAM’s outstanding borrowings under its credit facility totaled $246.8 million, of which term debt was $113.3 million and $133.5 million was drawn on its revolver, which is currently subject to a $165.0 million borrowing base.  Outstanding borrowings under the facility at September 30, 2009 totaled $250.2 million.

Interest expense for the third quarter 2010 was $5.8 million compared to $5.6 million in the year-ago quarter.  Similarly, the blended interest rate on borrowings was 8.2% in the third quarter compared to the blended rate in last year’s quarter of 8.9%.   The increase in interest expense was due to higher average outstanding borrowings throughout the 2010 period.

Nine Month 2010 Results

Nine month production totaled 1.7 million BOE, down 15% from production in the nine months of 2009 of 1.9 million BOE, resulting primarily from weather-related interruptions in both the first and second quarters of 2010 and natural production declines.  In addition, the continued shortage of fracturing and stimulation crews and equipment which delayed bringing South Texas wells online hampered planned efforts to offset natural declines.  Net income for the nine months ended September 30, 2010 was $6.7 million, or $0.09 per share compared to a loss of $45.8 million, or a loss of $0.61 per share, in the year-ago period.  Modified EBITDA (a non-GAAP measure) was $40.2 million for the nine months of 2010 compared to $43.2 million for the same period last year.  Free cash flow (a non-GAAP measure) for the first nine months of 2010 was $26.0 million, or $0.33 per share, compared to $33.7 million, or $0.45 per share, for the same period last year.

RAM to Webcast Third Quarter 2010 Conference Call

The company’s teleconference call to review third quarter results will be broadcast live on a listen-only basis over the internet on Monday, November 8 at 11 a.m. Eastern Time.  Interested parties may access the webcast by visiting the RAM Energy Resources, Inc. website at www.ramenergy.com.  From the home page, select the Investor Relations tab and then click on the microphone icon.   The teleconference may be accessed by dialing 800.901.5241 (domestic) or 617.786.2963 (international) and providing the call identifier “37071790” to the operator. The webcast will be available for replay on the company’s website following the call’s completion.  An audio replay will be available until November 15, 2010 by dialing 888.286.8010 (domestic) or 617.801.6888 (international) and using pass code “48125977”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this release, other than statements of historical facts, which address targets or plans for borrowing availability, and events or developments that the company expects or believes, are forward-looking statements.  Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC.  The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

About RAM Energy

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and natural gas properties and the marketing of crude oil and natural gas.  Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME.  For additional information, visit the company website at www.ramenergy.com.

RAM Energy Resources, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 29	$ 129
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($50 at December 31, 2009)	9,844	12,585
Joint interest operations, net of allowance of $479 ($641 at December 31, 2009)	547	1,303
Income taxes	119	-
Other, net of allowance of $48 ($48 at December 31, 2009)	754	193
Derivative assets	2,385	-
Prepaid expenses	1,027	1,970
Deferred tax asset	3,976	3,531
Inventory	3,372	3,900
Other current assets	911	27
Total current assets	22,964	23,638
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	729,441	702,502
Other property and equipment	9,928	9,337
	739,369	711,839
Less accumulated depreciation, amortization and impairment	(482,797)	(462,541)
Total properties and equipment	256,572	249,298
OTHER ASSETS:
Deferred tax asset	32,061	31,573
Derivative assets	383	-
Deferred loan costs, net of accumulated amortization of $4,490 ($2,924 at December 31, 2009)	3,131	4,697
Other	946	1,956
Total assets	$ 316,057	$ 311,162
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable:
Trade	$ 18,335	$ 15,697
Oil and natural gas proceeds due others	9,638	10,113
Other	80	636
Accrued liabilities:
Compensation	1,230	2,664
Interest	2,650	2,933
Income taxes	182	655
Other	336	10
Derivative liabilities	-	4,471
Asset retirement obligations	731	711
Long-term debt due within one year	124	126
Total current liabilities	33,306	38,016
DERIVATIVE LIABILITIES	-	358
LONG-TERM DEBT	247,012	246,041
ASSET RETIREMENT OBLIGATIONS	27,617	26,363
OTHER LONG-TERM LIABILITIES	10	10
COMMITMENTS AND CONTINGENCIES	-	900

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 82,597,829 and 80,748,674 shares issued,
78,636,524 and 76,951,883 shares outstanding at September 30, 2010 and December 31, 2009, respectively	8	8
Additional paid-in capital	225,237	222,979
Treasury stock - 3,961,305 shares (3,796,791 shares at December 31,2009) at cost	(6,520)	(6,189)
Accumulated deficit	(210,613)	(217,324)
Stockholders' equity (deficit)	8,112	(526)
Total liabilities and stockholders' equity (deficit)	$ 316,057	$ 311,162

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$ 18,290	$ 18,276	$ 56,898	$ 45,740
Natural gas	4,923	4,607	16,170	15,564
NGLs	3,250	2,999	10,461	7,134
Total oil and natural gas sales	26,463	25,882	83,529	68,438
Realized gains (losses) on derivatives	(1,213)	483	(2,818)	19,032
Unrealized gains (losses) on derivatives	1,782	(1,283)	6,136	(26,085)
Other	51	49	125	177
Total revenues and other operating income	27,083	25,131	86,972	61,562

OPERATING EXPENSES:
Oil and natural gas production taxes	1,518	1,320	4,565	3,119
Oil and natural gas production expenses	8,571	9,772	25,153	28,976
Depreciation and amortization	6,782	7,909	20,387	24,377
Accretion expense	452	513	1,288	1,449
Impairment	-	-	-	47,613
Share-based compensation	813	539	2,284	1,632
General and administrative, overhead and other expenses, net of	2,932	4,247	10,694	12,337
Total operating expenses	21,068	24,300	64,371	119,503
Operating income (loss)	6,015	831	22,601	(57,941)

OTHER INCOME (EXPENSE):
Interest expense	(5,767)	(5,561)	(17,116)	(12,770)
Interest income	20	40	24	69
Other income (expense)	(268)	10	293	(529)
EARNINGS (LOSS) BEFORE INCOME TAXES	-	(4,680)	5,802	(71,171)
INCOME TAX BENEFIT	(1,564)	(1,561)	(909)	(25,409)
Net earnings (loss)	$ 1,564	$ (3,119)	$ 6,711	$ (45,762)

BASIC EARNINGS (LOSS) PER SHARE	$ 0.02	$ (0.04)	$ 0.09	$ (0.61)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	78,633,535	74,505,534	78,361,299	75,487,262

DILUTED EARNINGS (LOSS) PER SHARE	$ 0.02	$ (0.04)	$ 0.09	$ (0.61)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	78,633,535	74,505,534	78,361,299	75,487,262

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Cash Flows
 (in thousands)
(unaudited)

	Nine months ended September 30,
	2010	2009
OPERATING ACTIVITIES:
Net income (loss)	$ 6,711	$ (45,762)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation and amortization	20,387	24,377
Amortization of deferred loan costs and Senior Notes discount	1,566	1,120
Non-cash interest	2,336	829
Accretion expense	1,288	1,449
Impairment	-	47,613
Unrealized (gain) loss on derivatives and premium amortization	(3,859)	27,242
Deferred income tax benefit	(933)	(25,690)
Share-based compensation	2,284	1,632
(Gain) loss on disposal of other property, equipment and subsidiary	(38)	89
Other expense (income)	(574)	448
Changes in operating assets and liabilities-
Accounts receivable	3,023	166
Prepaid expenses, inventory and other assets	1,598	1,137
Derivative premiums	(3,738)	(1,781)
Accounts payable and proceeds due others	1,603	(13,915)
Accrued liabilities and other	(1,717)	(15,468)
Restricted cash	-	16,000
Income taxes payable	(473)	(176)
Asset retirement obligations	(161)	(287)
Total adjustments	22,592	64,785
Net cash provided by operating activities	29,303	19,023
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(27,476)	(21,728)
Proceeds from sales of oil and natural gas properties	478	6,156
Payments for other property and equipment	(721)	(504)
Proceeds from sales of other property and equipment	4	433
Net cash used in investing activities	(27,715)	(15,643)
FINANCING ACTIVITIES:
Payments on long-term debt	(37,618)	(24,120)
Proceeds from borrowings on long-term debt	36,261	23,022
Payments for deferred loan costs	-	(2,324)
Stock repurchased	(331)	(6)
Net cash used in financing activities	(1,688)	(3,428)
DECREASE IN CASH AND CASH EQUIVALENTS	(100)	(48)
CASH AND CASH EQUIVALENTS, beginning of period	129	164
CASH AND CASH EQUIVALENTS, end of period	$ 29	$ 116
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$ 616	$ 457
Cash paid for interest	$ 13,518	$ 9,011
DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Asset retirement obligations	$ 147	$ 115
Payment-in-kind interest	$ 2,336	$ 829
Receipt of common stock for settlement of contingent receivable	$ -	$ 2,134

RAM Energy Resources, Inc.
Production by Area

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Three Months Ended September 30, 2010
Aggregate Net Production
Oil (MBbls)	11	1	-	205	30	247
NGLs (MBbls)	34	21	-	15	21	91
Natural Gas (MMcf)	511	127	12	61	504	1,215
MBoe	130	43	2	231	135	541

Three Months Ended September 30, 2009
Aggregate Net Production
Oil (MBbls)	12	2	-	233	31	278
NGLs (MBbls)	31	32	-	20	21	104
Natural Gas (MMcf)	525	195	21	135	612	1,488
MBoe	130	67	4	275	154	630

Change in MBoe	-	(24)	(2)	(44)	(19)	(89)
Percentage Change in MBoe	0.0%	-35.8%	-50.0%	-16.0%	-12.3%	-14.1%

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Nine Months Ended September 30, 2010
Aggregate Net Production
Oil (MBbls)	33	4	-	637	83	757
NGLs (MBbls)	94	80	-	44	62	280
Natural Gas (MMcf)	1,495	463	40	177	1,539	3,714
MBoe	376	161	6	711	402	1,656

Nine Months Ended September 30, 2009
Aggregate Net Production
Oil (MBbls)	45	6	1	726	80	858
NGLs (MBbls)	87	94	-	62	60	303
Natural Gas (MMcf)	1,547	604	66	530	1,911	4,658
MBoe	390	201	12	876	459	1,938

Change in MBoe	(14)	(40)	(6)	(165)	(57)	(282)
Percentage Change in MBoe	-3.6%	-19.9%	-50.0%	-18.8%	-12.4%	-14.6%

*Includes Electra/Burkburnett, Allen/Fitts and Layton fields.

RAM Energy Resources, Inc.
Production and Prices Summary

	Three months ended	Nine months ended
	September 30, 2010	September 30, 2010
Production volumes:
Oil (MBbls)	247	757
NGLs (MBbls)	91	280
Natural gas (MMcf)	1,215	3,714
Total (MBoe)	541	1,656

Average sale prices received:
Oil (per Bbl)	$74.05	$75.16
NGLs (per Bbl)	$35.71	$37.36
Natural gas (per Mcf)	$4.05	$4.35
Total per Boe	$48.91	$50.44

Cash effect of derivative contracts:
Oil (per Bbl)	($4.68)	($4.08)
NGLs (per Bbl)	-	-
Natural gas (per Mcf)	($0.05)	$0.07
Total per Boe	($2.24)	($1.70)

Average prices computed after cash effect of settlement of derivative contracts:
Oil (per Bbl)	$69.37	$71.08
NGLs (per Bbl)	$35.71	$37.36
Natural gas (per Mcf)	$4.00	$4.42
Total per Boe	$46.67	$48.74

Cash expenses (per Boe):
Oil and natural gas production taxes	$2.81	$2.76
Oil and natural gas production expenses	$15.84	$15.19
General and administrative	$5.42	$6.46
Interest	$8.15	$8.16
Taxes	$0.09	$0.37
Total per Boe	$32.31	$32.94

Cash flow per Boe	$14.36	$15.80

RAM Energy Resources, Inc.
Modified EBITDA, Free Cash Flow and Adjusted Net Income
 ( non-GAAP measures)
(unaudited)

Non-GAAP Financial Measures
Modified EBITDA, a non-GAAP measure, is determined by adjusting net income (loss) for the following: interest expense, income taxes, depreciation, amortization, accretion, share-based compensation, impairment charges, unrealized gains or losses on derivatives and legal settlement changes.  Free cash flow is also a non-GAAP measure representing Modified EBITDA after adjustments for the cash portion of interest and income taxes.  Adjusted net income is a non-GAAP measure which excludes the income tax affected impact of unrealized derivative gains or losses, legal settlement proceeds and impairment charges on GAAP income. These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP).  These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

000s, except per share amounts
	Qtr Ended 9/30/2010	Qtr Ended 9/30/2009	9 Mos Ended 9/30/2010	9 Mos Ended 9/30/2009

Modified EBITDA
Net income (loss)	$1,564	$(3,119)	$6,711	$(45,762)
Adjustments:
Interest expense	$4,452	$4,253	$13,214	$10,821
PIK interest	$793	$786	$2,336	$829
Amortization of deferred loan costs	$522	$522	$1,566	$1,120
Depreciation, amortization and accretion	$7,234	$8,422	$21,675	$25,826
Share-based compensation	$813	$539	$2,284	$1,632
Income tax provision (benefit)	$(1,564)	$(1,561)	$(909)	$(25,409)
Legal settlement proceeds	$(24)	$-	$(574)	$448
Impairment charges	$-	$-	$-	$47,613
Unrealized (gain) loss on derivatives	$(1,782)	$1,283	$(6,136)	$26,085

Modified EBITDA	$12,008	$11,125	$40,167	$43,203

Less:
Cash paid for interest	$4,411	$2,223	$13,518	$9,011
Cash paid for income tax	$51	$187	$616	$457

Free cash flow	$7,546	$8,715	$26,033	$33,735

Weighted average shares outstanding – basic	78,634	74,506	78,361	75,487
Weighted average shares outstanding – diluted	78,634	74,506	78,361	75,487

Free cash flow per share – basic	$0.10	$0.12	$0.33	$0.45
Free cash flow per share – diluted	$0.10	$0.12	$0.33	$0.45

Adjusted net income (loss): (1)
Net income (loss)	$1,564	$(3,119)	$6,711	$(45,762)
Adjustments:
Tax affected impairment charges	$-	$-	$-	$30,327

Tax affected legal settlement proceeds	$(15)	$-	$(356)	$278

Tax affected unrealized (gain) loss on derivatives	$(1,105)	$795	$(3,804)	$16,173

Adjusted net income (loss)	$444	$(2,324)	$2,551	$1,016

Weighted average shares outstanding – basic	78,634	74,506	78,361	75,487
Weighted average shares outstanding – diluted	78,634	74,506	78,361	75,487

Adjusted net income (loss) per share – basic	$0.01	$(0.03)	$0.03	$0.01
Adjusted net income (loss) per share – diluted	$0.01	$(0.03)	$0.03	$0.01

(1) Comparability between years is partially compromised due to the differing tax rates associated with each period.